Exhibit 99.1

Journey Medical Corporation Reports First Quarter 2026 Financial Results and Recent Corporate Highlights

Total revenues for the first quarter ended March 31, 2026 increased 21% year-over-year to $16.0 million

Emrosi® revenues were $6.3 million in the first quarter ended March 31, 2026

Cash position increased to $27 million, driven by strong financial performance

Company to hold conference call today at 4:30 p.m. ET

Scottsdale, AZ – May 13, 2026 – Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical,” “the Company,” “we” or “our”), a commercial-stage pharmaceutical company focused on developing, selling and marketing FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the first quarter ended March 31, 2026.

Claude Maraoui, Journey Medical’s Co-Founder, President and Chief Executive Officer, said, “2026 is off to a strong start, as we delivered solid revenue growth and cash generation in the first quarter of the year. Prescription demand and payer coverage for Emrosi® continue to increase, with the product’s differentiated clinical profile gaining traction as we establish Emrosi® as the best-in-class oral treatment for patients suffering from rosacea. Increasing refill rates and a growing number of Emrosi® prescribers are also building momentum behind the brand. Our net product sales growth in the quarter coupled with disciplined investment in our dermatology-focused commercial infrastructure resulted in improved operating leverage, and we expect this trend to continue going forward. With over $27 million in cash and Emrosi® entering its second year on the market, we remain well-positioned to continue to execute on our strategy and deliver strong financial progress throughout the year.”

Financial Results:

•	Total revenues were $16.0 million for the first quarter of 2026, reflecting a 21% increase from $13.1 million for the first quarter of 2025. The increase was driven by continued growth in Emrosi®, which generated revenues of $6.3 million for the quarter ended March 31, 2026, compared to $2.1 million for the quarter ended March 31, 2025.

•	The Company’s gross margin(1) decreased to 61.0% for the first quarter of 2026, from 63.5% in the first quarter of 2025. The decrease resulted primarily from a $1.3 million non-recurring non-cash charge against cost of goods during the first quarter of 2026 associated with a write down of active pharmaceutical ingredient (API) inventory related to the 2021 Qbrexza® asset acquisition.

•	Selling, general and administrative expenses decreased by $0.5 million to $10.1 million for the three-month period ended March 31, 2026, from $10.6 million for the three-month period ended March 31, 2025. The decrease is primarily due to lower Emrosi® launch costs compared to the prior year quarter.

•	Net loss for the Company narrowed to $2.2 million, or $(0.08) per share basic and diluted, for the first quarter of 2026, compared to a net loss of $4.1 million, or $(0.18) per share basic and diluted, for the first quarter of 2025.

•	The Company’s non-GAAP results in the table below reflect positive Adjusted EBITDA of $0.6 million, or $0.02 per share basic and diluted for the first quarter of 2026. This compares to negative Adjusted EBITDA of $(0.9) million, or $(0.04) loss per share basic diluted for the first quarter of 2025. Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are non-GAAP financial measures, each of which are reconciled to the most directly comparable financial measures calculated in accordance with GAAP below.

•	At March 31, 2026, the Company had $27.2 million in cash and cash equivalents as compared to $24.1 million in cash and cash equivalents at December 31, 2025.

Recent Corporate Highlights:

•	Emrosi® prescriptions totaled 29,968 for the first quarter of 2026 versus 27,023 in the fourth quarter of 2025.

•	On April 21, 2026, the Company announced that it secured a contract with the third largest Group Purchasing Organization (GPO) in the United States for Emrosi®. With this contract in place, approximately 85% of all commercial lives in the nation have access to Emrosi®. Expanded payer access is anticipated to facilitate further growth in Emrosi® prescription demand.

Conference Call and Webcast Information

Journey Medical management will conduct a conference call and audio webcast on May 13, 2026, at 4:30 p.m. ET.

To listen to the conference call, interested parties within the U.S. should dial 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Journey Medical conference call. Participants can register for the conference call here: https://dpregister.com/sreg/10209171/10401b25258. Please note that registered participants will receive their dial-in number upon registration.

A live audio webcast can be accessed on the News and Events page of the Investors section of Journey Medical’s website, www.journeymedicalcorp.com, and will remain available for replay for approximately 30 days after the meeting.

(1)       We define gross margin as total revenue less cost of goods sold divided by total revenue.

About Journey Medical Corporation

Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical”) is a commercial-stage pharmaceutical company that primarily focuses on developing, selling and marketing FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions through its efficient sales and marketing model. The Company currently markets eight branded FDA-approved prescription drugs that help treat and heal common skin conditions. The Journey Medical team comprises industry experts with extensive experience in developing and commercializing some of dermatology’s most successful prescription brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and it files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “the Company”, “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “continue,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend,” “potential” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: the fact that our products and product candidates are subject to time and cost intensive regulation and clinical testing and as a result, may never be successfully developed or commercialized; a substantial portion of our sales derive from products that may become subject to third-party generic competition because their period of exclusivity has ended or they are without patent protection, subjecting them to the potential introduction of new competitor products and/or an increase in market share of existing competitor products, either of which could have a significant adverse impact on our operating income; we operate in a heavily regulated industry, and we cannot predict the impact that any future legislation or administrative or executive action may have on our operations; our revenue is dependent mainly upon sales of our dermatology products and any setback relating to the sale of such products could impair our operating results; competition could limit our products’ commercial opportunity and profitability, including competition from manufacturers of generic versions of our products; the risk that our products do not achieve broad market acceptance, including by government and third-party payors; our reliance on third parties for several aspects of our operations; our dependence on our ability to identify, develop, and acquire or in-license products and integrate them into our operations, at which we may be unsuccessful; the dependence of the success of our business, including our ability to finance our company and generate additional revenue, on the successful commercialization of Emrosi® and the successful development, regulatory approval and commercialization of any future product candidates that we may develop, in-license or acquire; clinical drug development is very expensive, time consuming, and uncertain and our clinical trials may fail to adequately demonstrate the safety and efficacy of our current or any future product candidates; our competitors could develop and commercialize products similar or identical to ours; risks related to the protection of our intellectual property and our potential inability to maintain sufficient patent protection for our technology and products; our business and operations would suffer in the event of computer system failures, cyber-attacks, or deficiencies in our or our third parties’ cybersecurity; the substantial doubt expressed about our ability to continue as a going concern; the effects of major public health issues, epidemics or pandemics on our product revenues and any future clinical trials; our potential need to raise additional capital; Fortress controls a voting majority of our common stock, which could be detrimental to our other shareholders; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Unaudited Condensed Consolidated Balance Sheets

($ in thousands except for share and per share amounts)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$27,219	$24,090
Accounts receivable, net of reserves	24,992	29,783
Inventory	9,292	9,624
Prepaid expenses and other current assets	3,464	3,376
Total current assets	64,967	66,873

Intangible assets, net	26,479	27,605
Operating lease right-of-use asset, net	88	111
Total assets	$91,534	$94,589

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$8,202	$8,851
Due to related party	472	455
Accrued expenses	26,102	27,567
Accrued interest	390	398
Income taxes payable	70	70
Term loan, short-term	2,500	-
Operating lease liability, short-term	94	101
Total current liabilities	37,830	37,442

Term loan, long-term, net of discount	22,873	25,277
Operating lease liability, long-term	-	18
Total liabilities	60,703	62,737

Stockholders' equity
Common stock, $.0001 par value, 50,000,000 shares authorized, 21,333,946 and 21,144,655 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	2	2
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of March 31, 2026 and December 31, 2025	1	1
Additional paid-in capital	131,516	130,307
Accumulated deficit	(100,688)	(98,458)
Total stockholders' equity	30,831	31,852
Total liabilities and stockholders' equity	$91,534	$94,589

JOURNEY MEDICAL CORPORATION

Unaudited Condensed Consolidated Statements of Operations

($ in thousands except for share and per share amounts)

	Three-Month Periods Ended
	March 31,
	2026	2025
Revenue:
Product revenue, net	$15,921	$13,139
Other revenue	40	-
Total revenue	15,961	13,139

Operating expenses
Cost of goods sold – (excluding amortization of acquired intangible assets)	6,218	4,790
Amortization of acquired intangible assets	1,126	1,065
Research and development	-	39
Selling, general and administrative	10,109	10,569
Total operating expenses	17,453	16,463
Loss from operations	(1,492)	(3,324)

Other expense (income)
Interest income	(157)	(149)
Interest expense	892	891
Foreign exchange transaction losses	3	7
Total other expense	738	749
Loss before income taxes	(2,230)	(4,073)

Income tax expense	-	-
Net loss	$(2,230)	$(4,073)

Net loss per common share:
Basic and diluted	$(0.08)	$(0.18)

Weighted average number of common shares:
Basic and diluted	27,305,028	22,611,040

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-Q that will be filed with the Securities and Exchange Commission (“SEC”), the Company has, in this press release, included certain non-GAAP measurements, including EBITDA, Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted. We define EBITDA as net income (loss) excluding interest, taxes and depreciation and amortization and we define Adjusted EBITDA as net income (loss) excluding interest, taxes and depreciation, less certain other non-cash and/or infrequent items not considered to be normal, recurring operating expenses, including, share-based compensation expense, amortization and impairments of acquired intangible assets, inventory step-ups from the purchases of intangibles assets and products, severance, and foreign exchange transaction losses.

In particular, we exclude the following matters for the reasons more fully described below:

•	Share-Based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, although a recurring expense, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.

•	Amortization and impairments of Acquired Intangible assets: We exclude the impact of certain amounts recorded in connection with the acquisitions of intangible assets that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization impairments of acquired intangible assets and amortization of step-ups of acquisition accounting adjustments to inventories.

Beginning in the first quarter of 2026, we no longer exclude short-term research and development expenses (including any one-time license and milestone payments) from our Non-GAAP Adjusted EBITDA results. Prior period Non-GAAP Adjusted EBITDA results have been revised to reflect this change.

Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are determined by dividing the resulting Adjusted EBITDA by the number of shares outstanding on an actual and fully diluted basis.

Management believes the use of these non-GAAP measures provides meaningful supplemental information regarding the Company’s performance because (i) they allow for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance and (iii) they are used by institutional investors and the analyst community to help analyze the Company's results. However, Adjusted EBITDA, Adjusted EBITDA per share basic, Adjusted EBITDA per share diluted and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

The table below provides a reconciliation from GAAP to non-GAAP measures:

JOURNEY MEDICAL CORPORATION

(unaudited)

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA

($ in thousands except for share and per share amounts)

	Three-Month Periods Ended
	March 31,
	2026	2025
GAAP Net Loss	$(2,230)	$(4,073)

EBITDA:
Interest	735	742
Taxes	-	-
Amortization of acquired intangible assets	1,126	1,065
EBITDA	(369)	(2,266)

Non-GAAP Adjusted EBITDA:
Non-Cash Components:
Share-based compensation	989	1,323
Non-Core and Infrequent Components:
Foreign exchange transaction losses	3	7
Non-GAAP Adjusted EBITDA	$623	$(936)

Net loss & Non-GAAP Adjusted EBITDA per common share:
Basic
GAAP Net Loss	$(0.08)	$(0.18)
Non-GAAP Adjusted EBITDA	$0.02	$(0.04)
Diluted
GAAP Net Loss	$(0.08)	$(0.18)
Non-GAAP Adjusted EBITDA	$0.02	$(0.04)
Weighted average number of common shares:
GAAP - Basic & Diluted	27,305,028	22,611,040
Non-GAAP - Basic	27,305,028	22,611,040
Non-GAAP - Diluted	29,701,725	22,611,040